EXHIBIT 10.5


                              CONSULTING AGREEMENT


            THIS CONSULTING AGREEMENT ("Agreement") is made as of the 1st day of May, 1999 by and between Joshua S. Kanter (the "Consultant"), and sportstrac.com, inc. (the "Company").

                                   WITNESSETH:

            WHEREAS, the Company desires to obtain the benefit of the services of the Consultant, and the Consultant desires to render such services on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Term: Subject to the provisions hereinafter set forth, the Company hereby retains the Consultant and the Consultant hereby accepts its retention for a term commencing as of the date hereof and terminating one (1) year from the date hereof (the "Term").

2. Scope: During the Term, the Consultant shall consult with and render advice to the Company concerning the business operations, organization, management, strategic planning, marketing, products and services, acquisitions, mergers and related financial requirements as the Company may, from time to time, desire during the Term of this Agreement. All final decisions with respect to areas as to which the Consultant has rendered advice to the Company are decisions of the Company and the Consultant shall have no liability or responsibility therefor. The Consultant shall render such services to the best of its ability and shall use its best efforts to promote the interests of the Company.

3. Compensation: As compensation for the services to be rendered by the Consultant during the Term, the Company will pay, or cause to be paid, to the Consultant, and the Consultant will accept, a fee of $4,000.00 per month (the "Monthly Fee"). One-half (1/2) of the Monthly Fee shall be paid to Consultant, in arrears, prior to the fifth (5th) day of each month during the Term. The remaining one-half (1/2) of the Monthly Fee shall be accrued by the Company and shall be payable only upon the mutual agreement of the Company and Consultant. In addition to the Monthly Fee, the Company shall cause to be issued to the Consultant a ten year option to purchase up to 30,000 shares of the Company's common stock at an initial exercise price of $1.00 per share which option shall be fully vested upon grant. It is expressly understood that Consultant's fees earned hereunder are separate and distinct from any fees paid to Consultant in his capacity as a member of the board of directors of the Company. Inasmuch as the Consultant is independent and not an employee of the Company, the Consultant agrees to be responsible for all federal, state and local taxes with respect to its consulting fees.

4. Expenses: The Consultant shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by it on its behalf in the course of its retention by the Company,


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      upon the presentation by the Consultant, from time to time, of an itemized account of such expenditures, together with such vouchers and other receipts as the Company may request.

5. Absence of Restrictions: The parties represent and warrant each to the other that it is not a party to any agreement or contract to which there is any restriction or limitation upon it entering into this Agreement or performing the services called for by this Agreement.

6. Entire Agreement: This instrument contains the entire agreement of the parties as to the subject matter hereof. It may not be changed orally, but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modifications, extension or discharge is sought.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



/s/ Joshua S. Kanter                        sportstrac.com, inc.
---------------------------------
Joshua S. Kanter
                                            By: /s/ Marc Silverman
                                                --------------------------------
                                                Marc Silverman, President


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